Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ATA Creativity Global:

We consent to the use of our report incorporated by reference herein.

Our report refers to a change in the method of accounting for leases in 2019.

/s/ KPMG Huazhen LLP

Beijing, China
May 14, 2020